UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2011
BroadSoft, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34777	52-2130962
(Commission File No.)	(IRS Employer Identification No.)
9737 Washingtonian Boulevard, Suite 350
Gaithersburg, Maryland 20878
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (301) 977-9440
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on May 9, 2011 (the “Original Form 8-K”) relating to the BroadSoft, Inc. (“BroadSoft”) Annual Meeting of Stockholders held on May 5, 2011 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose BroadSoft’s decision regarding how frequently it will conduct future advisory votes on executive compensation.
Item 5.07. Submission of Matters to a Vote of Security Holders.
As previously reported in the Original Form 8-K, at the Annual Meeting an advisory vote was conducted on the frequency of future advisory votes on executive compensation. Approximately 91.7% of the shares were voted for holding such advisory votes on an annual basis. BroadSoft has considered the outcome of this advisory vote and, consistent with the recommendation of the BroadSoft board of directors with respect to this proposal set forth in the proxy statement for the Annual Meeting, BroadSoft has determined it will hold an annual advisory vote on executive compensation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BROADSOFT, INC.
Date: July 26, 2011	By:	/s/ Mary Ellen Seravalli
		Name:	Mary Ellen Seravalli
		Title:	Vice President and General Counsel